UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 23, 2007 (May 17, 2007)

SULPHCO, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-32636	88-0224817
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5310 Kietzke Lane, Suite 101
Reno, NV 89511
(Address of principal executive offices)

Registrant’s telephone number, including area code (775) 829-1310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

Relocation of Corporate Headquarters

Effective May 31, 2007, the Company will be relocating it corporate headquarters to Houston, TX. The Company signed a lease for 12,000 square feet of corporate office and laboratory facilities in Houston on May 17, 2007. The lease is for a term of 60 months, with a monthly rent of $11,880 (which increases to $12,600 at month 37). A copy of the lease is filed herewith as Exhibit 10.1.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Chief Financial Officer

On May 17, 2007, the Company appointed Stanley W. Farmer to serve as Vice President and Chief Financial Officer of the Company. Mr. Farmer will be starting on Monday, June 11, 2007.

From June 2005 to the present, Mr. Farmer was a Partner at Malone & Bailey, PC, a full service certified public accounting firm that specializes in providing audit services to small public companies. His responsibilities there included analyzing complex technical accounting issues, participating in strategic growth initiatives and developing “best practices” suited for the firm’s clients.

From November 2004 to April 2005, Mr. Farmer was the CFO at Texas Energy Ventures, L.L.C., a wholesale and retail energy holding company. His responsibilities there included developing strategic initiatives, directing all aspects of financial reporting and risk management functions and coordinating all aspects of the annual audit.

From May 2003 to November 2004, Mr. Farmer was an Assistant Controller at Reliant Energy Wholesale Group, a subsidiary of Reliant Energy, Inc., a provider of electricity and energy-related products to retail and wholesale customers. His responsibilities there included supervising various aspects of financial reporting, including power plant accounting, general administrative accounting and project development accounting.

From April 2000 to May 2003, Mr. Farmer was a Senior Director at Enron Corp., where his responsibilities included assisting the post-bankruptcy management in the identification and application of accounting standards directly applicable to companies reorganizing under the U.S. Bankruptcy Code, assisting the financial reporting group and providing technical accounting guidance.

Mr. Farmer is 39 years old.

In connection with Mr. Farmer’s appointment, the Company has entered into an employment agreement with him and, pursuant to the terms of such agreement, has agreed to pay him a base salary of $250,000 per annum and a one-time signing bonus of $75,000. Mr. Farmer will also be eligible to receive an annual bonus of up to 50% of his base salary, in accordance with the terms and conditions established by the Board of Directors and/or the Compensation Committee from time to time. Mr. Farmer will be granted a stock option to purchase 150,000 shares of the Company’s common stock, vesting over a three-year period. The employment agreement will continue until the first anniversary of its effective date, with automatic one (1) year extensions thereafter, unless otherwise terminated by Mr. Farmer or the Company.

A copy of Mr. Farmer’s employment agreement is filed herewith as Exhibit 10.2.

Item 9.01 Financial Statements and Exhibits.

Exhibit
Number	Description

10.1	Houston Lease
10.2	Stanley W. Farmer Employment Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SULPHCO, INC.

Date as of: May 23, 2007	By:	/s/ Brian Savino

Name: Brian Savino Title: President